EXHIBIT 10.1

RELEASE

1.

Executive’s Release.  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT MARK WEBER (the “Releasor”), on behalf of himself and his heirs, executors, administrators and legal representatives, in consideration of the amounts paid as severance as set forth in Section 3(b) of the Amended and Restated Employment Agreement between the Releasor and PHILLIPS-VAN HEUSEN CORPORATION, dated as of March 3, 2005 (as the same may have been heretofore amended, the “Agreement”) and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby irrevocably, unconditionally, generally and forever releases and discharges Phillips-Van Heusen Corporation, together with its current and former subsidiaries (the “Company”), each of its current and former officers, directors, employees, agents, representatives and advisors and their respective heirs, executors, administrators, legal representatives, receivers, affiliates, beneficial owners, successors and assigns (collectively, the “Releasees”), from, and hereby waives and settles, any and all, actions, causes of action, suits, debts, promises, damages, or any liability, claims or demands, known or unknown and of any nature whatsoever and which the Releasor ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Release arising directly or indirectly pursuant to or out of his employment with the Company or the termination of such employment (collectively, “Claims”), including, without limitation, any Claims (i) arising under any federal, state, local or other statutes, orders, laws, ordinances, regulations or the like that relate to the employment relationship and/or specifically that prohibit discrimination based upon age, race, religion, gender, national origin, disability, sexual orientation or any other unlawful bases, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Acts of 1866 and 1871, as amended, the Americans with Disabilities Act of 1990, as amended, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, the New Jersey Law Against Discrimination, as amended, the New York State and New York City Human Rights Laws, as amended, the laws of the States of New York and New Jersey, the City of New York and Somerset County, New Jersey relating to discrimination, as amended, and any and all applicable rules and regulations promulgated pursuant to or concerning any of the foregoing statutes; (ii) arising under or pursuant to any contract, express or implied, written or oral, including, without limitation, the Agreement; (iii) for wrongful dismissal or termination of employment; (iv) for tort, tortious or harassing conduct, infliction of mental or emotional distress, fraud, libel or slander; and (v) for damages, including, without limitation, punitive or compensatory damages or for attorneys’ fees, expenses, costs, wages, injunctive or equitable relief.  This Release shall not apply to any claim that the Releasor may have for a breach by the Company of Section 2(e), 3(b), 3(f)(iii), the no mitigation and offset provisions of Section 4, 5(e), 7(h) or 7(i) of the Agreement or the “CAP Agreement” or “EBP” (as such terms are defined in the Agreement) or any plan or program of the type referred to in Sections 2(b) and 2(c) of the Agreement in which the Releasor was a participant.

The Releasor agrees not to file, assert or commence any Claims against any Releasee with any federal, state or local court or any administrative or regulatory agency or body.  The Releasor represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the Releasor may have against the Releasees, or any of them, and the Releasor agrees to indemnify and hold the Releasees, and each of them, harmless from any Claims, or other liability, demands, damages, costs, expenses and attorneys’ fees incurred by the Releasees, or any of them, as a result of any person asserting any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the Releasor under this indemnity.  The Releasor agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any Claim released hereunder, or in any manner asserts against the Releasees, or any of them, any Claim released hereunder, then the Releasor shall pay to the Releasees, and each of them, in addition to any other damages caused to the Releasees thereby, all attorneys’ fees incurred by the Releasees in defending or otherwise responding to said suit or Claim.  The Releasor hereby waives any right to, and agrees not to, seek reinstatement of his employment with the Company or any Releasee.  The Releasor acknowledges that the amounts to be paid to him under Section 3(b) of the Agreement include benefits, monetary or otherwise, which the Releasor has not earned or accrued, or to which he is not already entitled.

The Releasor acknowledges that he was advised by the Company to consult with his attorney concerning the waivers contained in this Release, that he has consulted with counsel, and that the waivers the Releasor has made herein are knowing, conscious and with full appreciation that he is forever foreclosed from pursuing any of the rights so waived.  The Releasor has a period of 21 days from the date on which a copy of this Release has been delivered to him to consider whether to sign it.  In addition, in the event that the Releasor elects to sign and return to Phillips-Van Heusen Corporation a copy of this Release, the Releasor has a period of seven days (the “Revocation Period”) following the date of such return to revoke this Release, which revocation must be in writing and delivered to Phillips-Van Heusen Corporation, 200 Madison Avenue, New York, New York 10016, Attention:  General Counsel, within the Revocation Period.  This Release, and the Releasor’s right to receive the amounts to be paid to him under Section 3(b), shall not be effective or enforceable until the expiration of the Revocation Period without the Releasor’s exercise of his right of revocation.

2.

Company’s Release  TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT, for and in consideration of the obligations upon the Releasor as set forth in the Agreement, and for other good and valuable consideration, the Company hereby (on its own behalf and that of its affiliates, divisions and predecessors and successors and the directors and officers of the Company in their capacity as such (collectively, the “Releasing Entities”)) releases the Releasor and his heirs, executors, successors and assigns (the “Executive Released Parties”) of and from all debts, obligations, promises, covenants, collective bargaining obligations, agreements, contracts, endorsements, bonds, controversies, suits, claims or causes of every kind and nature whatsoever, arising out of, or related to, his employment with the Company and its affiliates, his separation from employment with the Company and its affiliates or derivative of the Releasor’s employment, which the Releasing Entities now have or may have against the Executive Released Parties, whether known or unknown, by reason of facts which have occurred on or prior to the date that the Company has signed this Release; provided, however, that nothing contained in this Release shall release the Executive Released Parties from any claim or form of liability arising out of acts or omissions by the Releasor which constitute a violation of the criminal or securities laws of any applicable jurisdiction or for which the Releasor would not be indemnified under applicable law.  Notwithstanding anything else herein to the contrary, this Release shall not affect the obligations of the Releasor set forth in the Agreement or any other obligations that by their terms are to be performed alter the date hereof by the Releasor.

3.

No Amendment.  This Release shall not be amended, supplemented or otherwise modified in any way except in a writing signed by the Releasor and Phillips-Van Heusen Corporation.

4.

Governing Law.  This Release shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without reference to its principles of conflict of laws.

February 27, 2006	/s/ Mark Weber
Date	MARK WEBER

PHILLIPS-VAN HEUSEN CORPORATION
February 27, 2006	By /s/ Mark D. Fischer
Date

STATE OF

NEW YORK       )

    )ss.:

COUNTY OF     NEW YORK   )

On the 27th day of February in the year 2006 before me, the undersigned personally appeared Mark Weber, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

STATE OF NEW YORK      )

)ss.:

COUNTY OF NEW YORK  )

On the 27th day of February in the year 2006 before me, the undersigned personally appeared ____________________________________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Notary Public

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